                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     DECEMBER 17, 1997 (SEPTEMBER 26, 1997)
                Date of Report (Date of earliest event reported)





                               HECHINGER COMPANY
             (Exact name of Registrant as specified in its charter)





         DELAWARE                                  0-7214                                52-1001530
(State or other jurisdiction               (Commission File Number)                  (IRS Employer
  of incorporation)                                                                   Identification No.)



                           1801 MCCORMICK DRIVE, LARGO, MARYLAND                           20774
                         (Address of principal executive offices)                        (Zip Code)

                                 (301) 341-1000
              (Registrant's telephone number, including area code)






                                   1 of 26

ITEM 5. OTHER EVENTS

Filed herewith are the pro forma financial statements referenced in Item 5 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1997 (the "October 14, 1997 Form 8-K").

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of Businesses Acquired

          Filed herewith are the financial statements required by Item 7(a) of the October 14, 1997 Form 8-K.

      (b) Pro Forma Financial Information
          Filed herewith is the pro forma financial information required by
          Item 7(b) of the October 14, 1997 Form 8-K.

                             HECHINGER COMPANY
                             INDEX TO FORM 8-K/A

--------------------------------------------------------------------------------

DESCRIPTION                                                                                             PAGE
-----------                                                                                             ----
Item 7(a)    Financial Statements of Business Acquired
               Audited Financial Statements for Builders Square, Inc.
                 Fiscal Year Ended January 26, 1997
                   Financial Statements                                                                4 - 6
                   Notes to Financial Statements                                                      7 - 13
                   Report of Independent Accountants                                                      14

               Unaudited Financial Statements for Builders Square, Inc.
                 Fiscal Twenty-six Week Period Ended July 27, 1997
                   Financial Statements                                                              15 - 17
                   Note to Financial Statements                                                           18

Item 7(b)    Pro Forma Financial Information
               Unaudited Pro Forma Financial Statements for Hechinger Company
                   Pro Forma Financial Statements                                                    19 - 22
                   Notes to Pro Forma Financial Statements                                           23 - 25

Signatures                                                                                                26

ITEM 7 (a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                             BUILDERS SQUARE, INC.
                                 BALANCE SHEETS
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

                                                            JANUARY 26,                       JANUARY 28,
                                                              1997                              1996
                                                      ----------------------           -----------------------
ASSETS
Current Assets:
  Cash and equivalents                                         $ 18.9                            $ 12.2
  Merchandise inventories                                       609.7                             612.8
  Accounts receivable and other current assets                   18.5                              53.7
  Deferred income taxes                                           9.8                              26.1
  Property held for resale                                      140.1                             144.0
                                                      ---------------                  ----------------
Total current assets                                            797.0                             848.8

Property and equipment, net                                       7.5                               -
Other assets and deferred charges                                 5.5                               -
Deferred income taxes                                            83.3                             121.0
                                                      ---------------                  ----------------
                                                              $ 893.3                           $ 969.8
                                                      ===============                  ================

LIABILITIES AND PARENT COMPANY INVESTMENT
Current Liabilities:
  Current portion of long-term obligations                      $ 3.4                           $   3.7
  Accounts payable-trade                                        223.7                             200.5
  Accrued payrolls and other liabilities                         29.5                              66.1
                                                      ---------------                  ----------------
Total current liabilities                                       256.6                             270.3

Capital lease obligations                                        96.2                             107.5
Long-term debt                                                   12.5                              12.7
Deferred income taxes                                             -                                20.5
Other long-term liabilities                                      34.0                              38.5
                                                      ---------------                  ----------------
Total liabilities                                               399.3                             449.5

Parent company investment                                       494.0                             520.3
                                                      ---------------                  ----------------
                                                              $ 893.3                           $ 969.8
                                                      ===============                  ================

See accompanying notes to financial statements

                             BUILDERS SQUARE, INC.
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                                                       FISCAL YEAR ENDED
                                                         --------------------------------------------------------------------------
                                                              JANUARY 26,                 JANUARY 28,                 JANUARY 22,
                                                                 1997                        1996                        1995
                                                         -------------------         -------------------      ---------------------
Sales                                                             $ 2,550.3                   $ 2,675.8                   $ 2,951.6
                                                         -------------------         -------------------         ------------------

Cost of merchandise sold
   (including buying and occupancy costs)                           2,026.2                     2,118.1                     2,300.7

Selling, general and administrative expenses                          518.7                       574.5                       623.6

Interest expense:
  Capital lease obligations and other                                  13.0                        12.3                        14.4
  Parent company (Kmart) cost of capital allocation                    86.5                        74.1                        57.2

Asset impairment charge                                                 -                         369.9                         -
                                                         -------------------         -------------------         ------------------

                                                                    2,644.4                     3,148.9                     2,995.9
                                                         -------------------         -------------------         ------------------

Loss from operations before income taxes                              (94.1)                     (473.1)                      (44.3)

Income tax benefit                                                    (32.2)                     (156.0)                      (16.8)
                                                         -------------------         -------------------         ------------------

Net loss                                                            $ (61.9)                   $ (317.1)                    $ (27.5)
                                                         ===================         ===================         ==================


See accompanying notes to financial statements

                             BUILDERS SQUARE, INC.
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                                                       FISCAL YEAR ENDED
                                                                ---------------------------------------------------------
                                                                   JANUARY 26,          JANUARY 28,         JANUARY 22,
                                                                       1997                1996                1995
                                                                ----------------   ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                             $ (61.9)             $ (317.1)            $ (27.5)
Adjustments to reconcile net income to operating cash flows:
  Asset impairment charge                                                -                   369.9                 -
  Depreciation and amortization                                          0.5                  45.7                41.4
  Deferred income taxes                                                 33.4                 (76.4)               20.5
  (Increase) decrease in inventories                                     3.1                  (4.0)                0.4
  (Increase) decrease in accounts receivable
    and other current assets                                            35.2                  24.1               (12.1)
  (Increase) decrease in property held for resale                        3.9                 (48.5)              (45.1)
  Increase (decrease) in accounts payable                               23.2                 (34.8)                0.2
  Increase (decrease) in accrued expenses                              (36.6)                (43.2)               29.8
  Increase (decrease) in other long-term liabilities                    (4.5)                (45.2)              (91.6)
  Other, net                                                            (5.4)                 (6.4)              (10.9)
                                                                -------------        --------------       -------------
Net cash used for operations                                            (9.1)               (135.9)              (94.9)
                                                                -------------        --------------       -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures-owned property                                   (8.0)                (37.9)             (110.3)
  Proceeds from sale of assets                                           -                     1.1                 1.2
                                                                -------------        --------------       -------------
Net cash used for investing activities                                  (8.0)                (36.8)             (109.1)
                                                                -------------        --------------       -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Reduction in long-term debt                                           (0.2)                 (1.0)               (1.9)
  Net borrowings from parent company (Kmart)                            35.6                 184.2               174.8
  Reduction in capital lease obligations                               (11.6)                 (4.7)               23.4
                                                                -------------        --------------       -------------
Net cash provided by financing activities                               23.8                 178.5               196.3
                                                                -------------        --------------       -------------

Net increase (decrease) in cash and equivalents                          6.7                   5.8                (7.7)
Cash and equivalents at beginning of year                               12.2                   6.4                14.1
                                                                -------------        --------------       -------------
Cash and equivalents at end of year                                  $  18.9              $   12.2             $   6.4
                                                                =============        ==============       =============

Supplemental disclosure of cash flow information:
  Interest paid                                                      $  10.5              $    9.2             $   7.5
  Income taxes paid                                                  $   -                $    3.6             $   -


See accompanying notes to financial statements

                             BUILDERS SQUARE, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Nature of Operations: Builders Square, Inc. (the "Company") is a specialty retailer of home improvement and home decor products and services in the United States and the commonwealth of Puerto Rico. Its strategy is to operate large-format stores emphasizing customer services and providing do-it-yourself, buy-it-yourself and commercial customers an extensive selection of quality products and services to repair, remodel, redecorate and maintain the home and garden. The Company has 168 stores located in 20 states and Puerto Rico with concentrations in many of the nation's primary markets including Chicago, Detroit, Houston, Miami, and Cleveland.

The Company was founded in 1983 and became a wholly-owned subsidiary of Kmart Corporation ("Kmart") in 1984. The home improvement segment consists mainly of structural materials such as lumber and hardware products. The home decor segment includes mostly aesthetic finished products such as wall coverings, window coverings and lawn and garden products.

Basis of Presentation: In February 1997, Kmart began negotiations with Waban Inc. and Leonard Green & Partners, L. P. ("Leonard Green") to combine Waban's HomeBase business and the Company to form a new home improvement company.

As a result of Kmart's decision to sell or merge the Company, an anticipated after tax loss of $385 was recorded by Kmart in the fourth quarter of fiscal 1996. Accordingly, the Company is carried as a discontinued operation by Kmart. As Kmart's decision to divest its interest in the Company does not necessarily have a direct impact on the Company's business operations, these financial statements have been prepared on the basis that the Company will continue as a going concern.

Fiscal Year: The Company's fiscal year ends on the Sunday prior to the last Wednesday in January. Fiscal year 1996 consisted of 52 weeks and ended on January 26, 1997. Fiscal year 1995 consisted of 53 weeks and ended on January 28, 1996. Fiscal year 1994 consisted of 52 weeks and ended on January 22, 1995.

Earnings Per Common and Common Equivalent Share: Historical earnings per share have been intentionally omitted from the Company's financial statements as the Company was a wholly-owned subsidiary of Kmart during all periods presented.

Cash and Equivalents: For the purpose of reporting cash flows, the Company considers cash on hand in stores, deposits in banks, certificates of deposit and short-term marketable securities with original maturities of 90 days or less to be cash and cash equivalents.

Inventories: Merchandise inventories are stated at lower of cost or market with cost determined on the last-in first-out (LIFO) basis using the retail inventory method and internal price indices to measure inflation. Inventory values at year end 1996, 1995, and 1994 were $69.0, $57.9 and $50.3 lower, respectively, than would have been reported had cost been determined on a first-in, first-out (FIFO) basis.

Property and Equipment: Property and equipment are recorded at cost, less impairment losses resulting from implementation of FAS 121 (see Note 5), including a provision for capitalized interest. Capitalized amounts include expenditures which materially extend the useful lives of existing facilities and equipment. Expenditures for repairs and maintenance which do not materially extend the useful lives of the related assets are charged to expense as incurred.

Expenditures for owned properties, primarily self-developed locations, which the Company intends to sell and lease back within one year are included in current assets as property held for resale.

                             BUILDERS SQUARE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

Depreciation and Amortization: Depreciation and amortization, which include amortization of property held under capital leases over the respective lease term, is computed based on the estimated useful lives of the respective assets using the straight-line method for financial statement purposes. The ranges of useful lives are twenty-five to fifty years for buildings, five to twenty-five years for leasehold improvements and three to seven years for furniture, fixtures and equipment.

Financial Instruments: The Company records all financial instruments, including cash and equivalents, accounts receivable, property held for resale, accounts payable, accrued liabilities, obligations under capital leases and long-term debt at cost, which approximates fair value.

Pre-Opening and Closing Costs: Costs associated with the opening of a new store are expensed during the first full month of operations. When the decision to close a retail unit is made, any future net lease obligation and nonrecoverable investment in fixed assets directly related to discontinuance of operations are expensed.

Advertising Costs: Advertising costs, net of co-op recoveries from vendors, are expensed the first time the advertising occurs. Included in selling, general and administrative expenses for 1996, 1995 and 1994 are $51.3, $56.8 and $62.8 of advertising expenses, respectively.

Income Taxes: The Company participates in a tax sharing agreement with Kmart (see Note 2). Under this agreement, the Company's accounting for income taxes is substantially in accordance with Statement of Financial Accounting Standards No. 109 ("FAS 109"). Under FAS 109, deferred tax assets and liabilities are recognized based upon the future tax benefits and consequences of temporary differences between the financial statement and income tax basis of assets and liabilities.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - RELATIONSHIP WITH PARENT COMPANY

The Company's parent company, Kmart, manages most treasury functions on a centralized, consolidated basis. Such activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and the issuance of common stock. Debt incurred by Kmart and its subsidiaries, other than certain capital leases and mortgages related specifically to the Company, have been reflected in the financial statements of Kmart and net cash used by the Company is considered an inter-company note payable which effectively increases Kmart's investment in the Company.
Interest on the note accrues at the prime rate and, if not paid by the Company, also increases Kmart's investment in the Company.

Certain corporate and general and administrative costs (including certain legal, tax, transportation and import, employee benefit and self-insurance costs) have been charged to the Company based on utilization and negotiated rates which management believes approximate the rates that the Company would incur on a stand-alone basis.

Subsidiaries of Kmart, including the Company, are included in the consolidated income tax returns filed by Kmart. Accordingly, the provision for income taxes and the related payments or refunds of taxes are determined on a consolidated basis. The Company's financial statement provision and related tax refunds receivable have been reflected in accordance with Kmart's tax allocation policy. Generally, such policy

                             BUILDERS SQUARE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

provides that the consolidated tax provision be allocated based on the financial income, taxable income, credits, preferences and other amounts directly related to the Company.

For financial statement income tax provision and tax settlement purposes, tax benefits resulting from net operating losses which cannot be utilized by the Company on a separate return basis but which can be utilized on a consolidated basis in any given year, are allocated to the Company. However, if such tax benefits cannot be utilized on a consolidated basis in that year or in a carry back year, such consolidated tax effect is adjusted in a subsequent year to the extent necessary to allocate tax benefits back to the Company. Tax benefits to be realized in Kmart's consolidated tax return relating to operating losses of the Company have been deducted from the inter-company note
payable and effectively reduce Kmart's investment in the Company.   The tax
provision recorded in the Company's financial statements approximates that which would have been recorded on a separate company basis.


NOTE 3 - SALE OF ACCOUNTS RECEIVABLE

On April 12, 1996, the Company entered into an agreement with General Electric Capital Corporation ("GECC") providing for the sale of substantially all trade accounts receivable of the Company existing as of the date of the agreement to GECC without recourse. In conjunction with the agreement, the Company transferred all right, title and interest in approximately $29 of accounts receivable to GECC at book value resulting in neither a gain nor a loss to the Company.


NOTE 4 - STORE RESTRUCTURING AND OTHER CHARGES

During the fourth quarter of 1993, Kmart's Board of Directors approved a restructuring plan ("the Plan") which provided for the closure of 79 existing Builders Square stores and conversion of the remaining stores to a new Builders Square II format. In connection with the Plan, the Company recorded $214 of restructuring reserves in 1993. At year end 1996, all store closures under the Plan have taken place with $23 remaining in the reserve which primarily represents future lease payments and lease exit costs associated with the discontinued locations. This restructuring reserve is included in other long-term liabilities on the balance sheet, net of amounts expected to be paid within one year. Management believes that the remaining reserve at January 26, 1997 is sufficient to cover all future costs associated with the Plan.


NOTE 5 - ASSET IMPAIRMENT CHARGE

The Company adopted Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121") in the fourth quarter of 1995. This statement requires companies to record impairments of long-lived assets, certain identifiable intangibles, and associated goodwill on an exception basis, when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. In conducting its review, management considered, among other things, its current and expected operating cash flows together with a judgment as to the fair value Kmart could receive upon sale of its investment in the Company. Based on this review, the Company recorded a $369.9 pretax charge ($248.9 after tax) in 1995 which represented the undepreciated or unamortized book value of all fixed assets and goodwill at January 28, 1996.

                             BUILDERS SQUARE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

NOTE 6 - INCOME TAXES

The benefit for income taxes consists of:

                                                       1996               1995               1994
                                                       ----               ----               ----
Current:
  Federal                                             $ (65.6)          $  (77.8)           $ (36.1)
  State and local                                         -                 (1.8)              (1.2)
Deferred:
  Store restructuring and other charges                  12.1               28.4               21.9
  Excess tax over book depreciation                      13.0                3.7                5.0
  LIFO inventory                                          2.9                2.9               (2.2)
  FAS 121 adjustment                                      -               (121.0)               -
  Other                                                   5.4                9.6               (4.2)
                                                     --------          ---------           --------
Total income taxes                                    $ (32.2)          $ (156.0)           $ (16.8)
                                                     ========          =========           ========



A reconciliation of the federal statutory rate to the Company's effective tax rate follows:

                                                        1996               1995               1994
                                                        ----               ----               ----
Benefit at federal statutory rate                       (35.0%)            (35.0%)            (35.0%)
State & local taxes, net of federal tax benefit           0.8%               2.8%              (2.9%)
Other                                                     0.0%              (0.8%)              0.0%
                                                     --------           ---------           --------
Effective tax rate                                      (34.2%)            (33.0%)            (37.9%)
                                                     ========           =========           ========

Deferred tax assets and liabilities resulted from the following:

                                                       1996               1995
                                                       ----               ----
Deferred tax assets:
  Accruals and other liabilities                       $ 11.4            $   6.7
  Capital leases                                          2.7                4.1
  Store restructuring obligations                         9.2               23.4
  FAS 121 adjustment                                    123.0              121.0
  Other                                                   0.5                9.1
                                                    ---------            -------
    Total deferred tax assets                           146.8              164.3
                                                    ---------            -------
Deferred tax liabilities:
  Inventory                                              16.7               12.3
  Property and equipment                                 34.9               23.1
  Other                                                   2.1                2.3
                                                    ---------            -------
     Total deferred tax liabilities                      53.7               37.7
                                                    ---------            -------
     Net deferred tax assets                           $ 93.1            $ 126.6
                                                    =========            =======

A valuation allowance has not been provided for deferred tax assets as management believes it is more likely than not that the income tax benefits generated by the Company will be fully utilized in Kmart's consolidated income tax returns.

                             BUILDERS SQUARE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

NOTE 7 - COMMITMENTS AND CONTINGENCIES

There are various claims, lawsuits and pending actions against the Company incident to its operations. It is the opinion of management that the ultimate resolution of these matters will not have a material adverse effect on the Company's liquidity, financial position or results of operations.


NOTE 8 - LONG-TERM DEBT

Long-term debt at year end 1996 and 1995 of $12.5 and $12.7, respectively, is presented net of $0.2 current portion each year and consists of a mortgage secured by the Company's headquarters building in San Antonio, Texas. Terms of the note require semi-annual payments of $0.7 including interest accrued monthly at an annual rate of 8.59%, through October 1, 2004, at which time the remaining unpaid principal balance of $10.9 is due. Based on current market conditions, management believes that the outstanding principal balance of the note approximates fair value.


NOTE 9 - LEASES

The Company conducts operations primarily in leased facilities. Store leases are generally for terms of 25 years with varying renewal options which allow the Company to extend the life of the lease up to 50 years. Substantially all store leases are guaranteed by Kmart. Certain leases provide for additional rental payments based on a percent of sales in excess of a specified base and for the payment by the lessee of executory costs including taxes, maintenance, and insurance.

Future minimum lease payments at January 26, 1997 are as follows:

                                                                           Capital                 Operating
                                                                           -------                 ---------
  1997                                                                        $ 15                  $   116
  1998                                                                          15                      115
  1999                                                                          14                      113
  2000                                                                          14                      113
  2001                                                                          14                      111
  Later Years                                                                  198                    1,467
                                                                          --------                ---------
  Total minimum lease payments                                                 270                    2,035
Less - minimum sublease rental income                                           -                       (50)
                                                                          --------                ---------
Net minimum lease payments                                                     270                  $ 1,985
                                                                                                  =========
Less:
  Estimated executory costs                                                    (49)
  Amount representing interest                                                (122)
                                                                          --------
                                                                                99
Portion due within one year                                                     (3)
                                                                          --------
Long-term lease obligations                                                   $ 96
                                                                          ========

                             BUILDERS SQUARE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------
A summary of operating lease rental expense and short-term rentals follows:

                                                                                     1996             1995            1994
                                                                                     -----            ----            ----
Minimum rentals                                                                     $ 126            $ 124           $ 113
Percentage rentals                                                                      1                1               1
                                                                                    -----            -----           -----
Total                                                                               $ 127            $ 125           $ 114
                                                                                    =====            =====           =====

NOTE 10 - PENSION PLANS

The Company participated in Kmart's non-contributory pension plans. Prior to 1996, Kmart had defined benefit pension plans covering eligible associates who met certain requirements of age, length of service and hours worked per year. Effective January 28, 1996, the pension plans were frozen and associates no longer earn additional benefits under the plans.

The following tables summarize the funded status, components of pension cost and actuarial assumptions for the Company's share of Kmart's employee pension plans.

FUNDED STATUS OF PLAN

                                                                                     1996             1995
                                                                                     -----            -----
  1.  Vested benefit obligation                                                     $ (26.7)         $ (26.9)
  2.  Accumulated benefit obligation                                                $ (30.3)         $ (31.4)

  3.  Projected benefit obligation                                                  $ (30.3)         $ (31.4)
  4.  Market value of assets                                                           33.4             30.0
                                                                               -------------------------------------
  5.  (Unfunded)/Funded status: (3) + (4)                                               3.1             (1.4)
  6.  Unrecognized net transition Asset                                                (1.4)            (1.5)
  7.  Unrecognized prior service cost                                                     -                -
  8.  Unrecognized net loss and other                                                  (2.6)             1.4
  9.  Adjustment to reflect minimum liability                                             -                -
                                                                               -------------------------------------
 10.  Accrued cost                                                                  $  (0.9)         $  (1.5)
                                                                               =====================================

 NET PERIODIC COST

                                                                                     1996             1995            1994
                                                                                     ----             ----            ----
 1.  Service cost                                                                    $    -            $ 2.1           $ 3.0
 2.  Interest cost                                                                      2.3              2.2             2.2
 3.  Actual return on assets                                                           (4.8)            (6.1)            0.4
 4.  Net amortization and deferral                                                      1.8              3.7            (2.5)
                                                                               --------------------------------------------------
 5.  Net periodic cost/(income)                                                      $ (0.7)           $ 1.9           $ 3.1
                                                                               ==================================================

  ACTUARIAL ASSUMPTIONS

  Discount rates                                                                        7.75%            7.25%           8.25%
  Expected return                                                                       9.50%            9.50%           9.50%
  Salary increases                                                                         -             4.50%           4.50%

Kmart also has a non-qualified pension plan for directors and officers. The Company's share of the unfunded balance of this plan was $1.1 and $1.1 at the end of 1996 and 1995, respectively.

                            BUILDERS SQUARE, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED
                            (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

NOTE 10 - OTHER POSTRETIREMENT AND POSTEMPLOYMENT BENEFIT PLANS

The Company adopted Financial Accounting Standard No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106") beginning in 1993. FAS 106 requires the Company to accrue for future postretirement medical benefits, whereas in prior years, these claims were expensed when paid. The accrued liability for other postretirement benefits at year end 1996 and 1995 was $2.2 and $2.3, respectively.


NOTE 11 - RETIREMENT SAVINGS PLAN

Employees of the Company who meet certain requirements as to age and service
are eligible to participate in Kmart's Employee Savings Plan.   The Company's
expense related to the Employee Savings Plan for 1996, 1995 and 1994 was $1.8, $1.8 and $2.0, respectively. Effective January 1, 1995, a profit sharing program was introduced as part of the Retirement Savings Plan. The Company makes contributions based on profits, with minimum yearly contributions required of $2.


NOTE 12 - PARENT COMPANY INVESTMENT

A reconciliation of Kmart's net investment in the Company is as follows:

                                      Intercompany             Capital            Operating              Net
                                         Account                Stock              Deficit           Investment
                                      ------------             -------            ---------          ----------
January 23, 1994                         $   654.6              $ 92.8            $ (241.5)            $ 505.9
Net transactions with Kmart                  174.8                -                   -                  174.8
Net loss                                      -                   -                  (27.5)              (27.5)
                                       ------------           --------           ----------           ---------
January 22, 1995                             829.4                92.8              (269.0)              653.2
Net transactions with Kmart                  184.2                -                   -                  184.2
Net loss                                      -                   -                 (317.1)             (317.1)
                                       ------------           --------           ----------           ---------
January 28, 1996                           1,013.6                92.8              (586.1)              520.3
Net transactions with Kmart                   35.6                -                   -                   35.6
Net loss                                      -                   -                  (61.9)              (61.9)
                                       ------------           --------           ----------           ---------
January 26, 1997                         $ 1,049.2              $ 92.8            $ (648.0)            $ 494.0
                                       ============           ========           ==========           =========

NOTE 13 - SUBSEQUENT EVENTS (UNAUDITED)

Negotiations with Waban Inc. and Leonard Green to combine Waban's HomeBase business and the Company to form a new home improvement company were terminated without entering into a transaction.

In June 1997, the Company sold its six Puerto Rican stores to Masso, Inc., a Puerto Rican operator of home improvement centers. The Company recorded a loss on the sale of these stores of $7.7, after taxes.

In July 1997, Kmart reached an agreement to sell the Company's domestic operations to Green Equity Investors II, L.P.. The transaction was completed on September 25, 1997.

                      REPORT OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

To the Board of Directors of Builders Square, Inc.
(A wholly owned subsidiary of Kmart Corporation)

In our opinion, the accompanying balance sheets and the related statements of operations and cash flows present fairly, in all material respects, the financial position of Builders Square, Inc. (the Company) at January 26, 1997 and January 28, 1996 and the results of its operations and its cash flows for each of the three years in the period ended January 26, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP

San Antonio, Texas
March 4, 1997

                             BUILDERS SQUARE, INC.
                            UNAUDITED BALANCE SHEET
                              AS OF JULY 27, 1997
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

ASSETS
Current Assets:
  Cash and equivalents                                       $  23.3
  Merchandise Inventories                                      602.6
  Accounts receivable and other current assets                  60.5
  Deferred income taxes                                          8.5
  Property held for resale                                     112.6
                                                           ---------
Total current assets                                           807.5

Property and equipment, net                                      7.6
Other assets and deferred charges                                6.6
Deferred income taxes                                           72.2
                                                           ---------
                                                             $ 893.9
                                                           =========

LIABILITIES AND PARENT COMPANY INVESTMENT
Current Liabilities:
  Current portion of long-term obligations                   $   3.1
  Accounts payable-trade                                       264.8
  Accrued payrolls and other liabilities                        29.4
                                                           ---------
Total current liabilities                                      297.3

Capital lease obligations                                       92.9
Long-term debt                                                  12.4
Deferred income taxes                                            -
Other long-term liabilities                                     28.0
                                                           ---------
Total liabilities                                              430.6

Parent company investment                                      463.3
                                                           ---------
                                                             $ 893.9
                                                           =========

See accompanying note to unaudited financial statements

                             BUILDERS SQUARE, INC.
                       UNAUDITED STATEMENTS OF OPERATIONS
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                                      TWENTY-SIX WEEKS ENDED
                                                         --------------------------------------------------
                                                             JULY 27, 1997               JULY 28, 1996
                                                         ----------------------      ----------------------
Sales                                                                  $ 1,272.9                   $ 1,351.2
                                                          ----------------------      ----------------------

Cost of merchandise sold
   (including buying and occupancy costs)                                1,006.7                     1,067.4

Selling, general and administrative expenses                               246.9                       264.6

Interest expense:
  Capital lease obligations and other                                        5.4                         6.3
  Parent company (Kmart) cost of capital allocation                         33.6                        43.6
                                                          ----------------------      ----------------------

                                                                         1,292.6                     1,381.9
                                                          ----------------------      ----------------------

Loss from operations before income taxes                                   (19.7)                      (30.7)

Income tax benefit                                                          (6.7)                      (10.2)
                                                          ----------------------      ----------------------

Net loss                                                               $   (13.0)                  $   (20.5)
                                                          ----------------------      ----------------------


See accompanying note to unaudited financial statements

                             BUILDERS SQUARE, INC.
                       UNAUDITED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                                                TWENTY-SIX WEEKS ENDED
                                                                    ------------------------------------------------
                                                                      JULY 27, 1997               JULY 28, 1996
                                                                    -------------------       ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                         $ (13.0)                     $ (20.5)
Adjustments to reconcile net income to operating cash flows:
  Depreciation and amortization                                                      0.8                          0.1
  Deferred income taxes                                                             12.4                         17.5
  (Increase) decrease in inventories                                                 7.1                        (25.0)
  (Increase) decrease in accounts receivable
    and other current assets                                                       (42.0)                        32.1
  (Increase) decrease in property held for resale                                   27.5                         (0.3)
  Increase (decrease) in accounts payable                                           41.1                         89.7
  Increase (decrease) in accrued expenses                                           (0.1)                       (20.8)
  Increase (decrease) in other long-term liabilities                                (6.0)                        (4.3)
  Other, net                                                                        (1.2)                        (5.4)
                                                                     -------------------       ----------------------
Net cash provided by operations                                                     26.6                         63.1
                                                                     -------------------       ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures-owned property                                               (0.9)                        (3.5)
                                                                     -------------------       ----------------------
Net cash used for investing activities                                              (0.9)                        (3.5)
                                                                     -------------------       ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Reduction in long-term debt                                                       (0.1)                        (0.3)
  Net borrowings from parent company (Kmart)                                       (17.6)                       (39.5)
  Reduction in capital lease obligations                                            (3.6)                       (10.1)
                                                                      -------------------       ----------------------
Net cash used for financing activities                                             (21.3)                       (49.9)
                                                                      -------------------       ----------------------

Net increase in cash and equivalents                                                 4.4                          9.7
Cash and equivalents at beginning of year                                           18.9                         12.2
                                                                      -------------------       ----------------------
Cash and equivalents at end of year                                               $ 23.3                       $ 21.9
                                                                     ===================       ======================


See accompanying note to unaudited financial statements

                             BUILDERS SQUARE, INC.
                     NOTE TO UNAUDITED FINANCIAL STATEMENTS
          AS OF AND FOR THE TWENTY-SIX WEEK PERIOD ENDED JULY 27, 1997
                             (DOLLARS IN MILLIONS)
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual results could differ from these estimates. The financial statements presented herein should be read in conjunction with the annual financial statements of Builders Square, Inc. (the "Company") included herein. The operating results for the twenty-six week periods ended July 27, 1997 and July 28, 1996 are not necessarily indicative of the results to be expected for the Company's fiscal year.

ITEM 7(b).  PRO FORMA FINANCIAL INFORMATION


                              HECHINGER COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

The following unaudited pro forma consolidated financial information gives effect to the Registrant's September 26, 1997 purchase of certain assets and business of BSQ Transferee Corp. ("BSQ Newco"), a Delaware corporation (the "Purchase").

On September 25, 1997, BSQ Acquisition, Inc. ("BSQ Acqco"), a Delaware corporation and wholly owned subsidiary of Centers Holdings, Inc., a Delaware corporation ("Centers Holdings") purchased BSQ Newco, (which represented substantially all of the assets and liabilities of Builders Square, Inc.). BSQ Newco was a wholly-owned subsidiary of Builders Square, Inc., which is in turn a wholly-owned subsidiary of Kmart Corporation, a Michigan corporation ("Kmart") (the "Initial Purchase"). On September 25, 1997, BSQ Acqco also acquired the Registrant, as was described in the Form 8-K's filed on October 14, 1997 and October 8, 1997.

In the Purchase, Hechinger Investment Company of Delaware, Inc. ("Hechinger Investment Company"), a Delaware corporation and indirect wholly owned subsidiary of Hechinger Company (the "Registrant" or the "Company"), purchased from BSQ Newco certain of the assets and business of BSQ Newco for $217.3 and assumption of operating liabilities of approximately $375.6, subject to certain adjustments related to changes in working capital and final determination of fair values of the assets and liabilities. The Registrant is awaiting certain additional information which may affect the estimation of the fair value of the acquired assets and liabilities, and which may result in differences in the final purchase price.

The unaudited pro forma consolidated balance sheet has been prepared as if the Purchase was consummated as of August 2, 1997. The unaudited pro forma consolidated statements of operations for the year ended February 1, 1997 and for the 26 week period ended August 2, 1997, give effect to the Purchase as if it were completed as of February 4, 1996.

Actual statements of operations of the Registrant will reflect the operating results from the purchase date with no retroactive adjustments. The unaudited pro forma consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the consolidated financial position or consolidated results of operation that would have been reported had the Purchase occurred on the dates indicated, nor does it represent a forecast of the consolidated financial position or results of operations for any future period. The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and accompanying notes of the Registrant and Builders Square, Inc.

                               HECHINGER COMPANY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 AUGUST 2, 1997
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                    BSQ NEWCO
                                                    NET ASSETS      HISTORICAL                           PRO FORMA
                                                     ACQUIRED       HECHINGER                            HECHINGER
                                                     (NOTE 1)        COMPANY    ADJUSTMENTS               COMPANY
                                                  ------------    ------------  ------------           --------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents                         $      1.8      $      41.1   $    113.0    (a)      $     125.3
                                                                                      (30.6)   (b)
Merchandise inventories                                 561.7            429.2          -                     990.9
Other current assets                                     19.0             45.5          -                      64.5
                                                  ------------    ------------- ------------           -------------
TOTAL CURRENT ASSETS                                    582.5            515.8         82.4                 1,180.7

ASSETS HELD FOR RESALE                                    -                -           17.2    (c)             17.2
PROPERTY, FURNITURE AND EQUIPMENT, NET                    -              423.9        (37.0)   (c)            386.9
COSTS IN EXCESS OF NET ASSETS ACQUIRED, NET               -               51.2          -                      51.2
LEASEHOLD ACQUISITION COSTS, NET                          -               45.8          -                      45.8
OTHER ASSETS                                             10.4             22.5         18.3    (d)             48.3
                                                                                       (2.9)   (e)
                                                  ------------    ------------- ------------           -------------
TOTAL ASSETS                                      $     592.9      $   1,059.2   $     78.0             $   1,730.1
                                                 =============    ============= ============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Revolving credit facility                         $       -        $      87.2   $    243.0    (f)      $     330.2
Intercompany payable (receivable)                         -                -          (25.7)   (f)             47.6
                                                                                       25.7    (a)
                                                                                       47.6    (a)
Accounts payable and accrued expenses                   301.1            224.1          -                     525.2
Current portion of long-term debt
  and capital lease obligations                           2.0              3.3          -                       5.3
Store closing reserve                                     -                3.9          -                       3.9
                                                 -------------    ------------- ------------           -------------
TOTAL CURRENT LIABILITIES                               303.1            318.5        290.6                   912.2

LONG-TERM DEBT                                            -              380.3          -                     380.3
CAPITAL LEASE OBLIGATIONS                                64.3             12.8          -                      77.1
DEFERRED RENT                                             -               27.4          -                      27.4
OTHER LONG-TERM LIABILITIES                               8.2              -            -                       8.2
                                                 -------------    ------------- ------------           -------------
TOTAL LIABILITIES                                       375.6            739.0        290.6                 1,405.2
                                                                                             (a), (b),
                                                                                             (c), (d),
TOTAL STOCKHOLDERS' EQUITY                              217.3            320.2       (212.6) (e), (f)         324.9
                                                 -------------    ------------- ------------           -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $     592.9      $   1,059.2   $     78.0             $   1,730.1
                                                 =============    ============= ============           =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                               HECHINGER COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
                         26 WEEKS ENDED AUGUST 2, 1997
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                              HISTORICAL                                      PRO FORMA
                                      BSQ NEWCO               HECHINGER                                       HECHINGER
                                      (NOTE 1)                 COMPANY               ADJUSTMENTS               COMPANY
                                      ---------               ----------             -----------              ---------
REVENUES
Net Sales                            $     1,217.6         $       1,099.6        $              -         $           2,317.2
Other                                                                  0.2                       -                         0.2
                                    ---------------        ----------------       ------------------      ---------------------
  Total Revenues                           1,217.6                 1,099.8                       -                     2,317.4

COSTS AND EXPENSES
Cost of sales                                960.9                   883.1                       -                     1,844.0
Selling, general and
  administrative expenses                    237.6                   217.6                       -                       455.2
                                    ---------------        ----------------       ------------------      ---------------------
OPERATING INCOME/(LOSS) BEFORE
  INTEREST AND UNUSUAL CHARGES                19.1                    (0.9)                      -                        18.2

Interest expense                               5.4                    21.4                       1.8  (g)                 37.3
                                                                                                 9.8  (h)
                                                                                                (1.1) (k)
Intercompany interest                         33.6                     -                       (31.9) (i)                  1.7
Unusual Charges                                -                      31.8                       -                        31.8
                                    ---------------        ----------------       -------------------     ---------------------

INCOME (LOSS) BEFORE INCOME TAXES            (19.9)                  (54.1)                     21.4                     (52.6)

INCOME TAX EXPENSE (BENEFIT)                  (6.7)                    -                         6.7  (j)                  -
                                    ---------------        ----------------       -------------------     ---------------------
NET LOSS                             $       (13.2)        $         (54.1)       $             14.7       $             (52.6)
                                   ===============         ================       ===================     =====================


See accompanying notes to unaudited pro forma consolidated financial statements.

                               HECHINGER COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED FEBRUARY 1, 1997
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

                                                                              HISTORICAL                       PRO FORMA
                                                               BSQ NEWCO      HECHINGER                        HECHINGER
                                                               (NOTE 1)        COMPANY     ADJUSTMENTS          COMPANY
                                                             --------------  ------------  --------------    ------------
REVENUES
Net Sales                                                     $    2,406.1    $  2,199.0    $        -        $  4,605.1
Other (principally interest)                                                         2.8             -               2.8
                                                             --------------  ------------  --------------    ------------
  Total Revenues                                                   2,406.1       2,201.8             -           4,607.9

COSTS AND EXPENSES
Cost of sales                                                      1,908.7       1,743.9             -           3,652.6
Selling, general and
  administrative expenses                                            492.8         442.8             -             935.6
                                                             --------------  ------------  --------------    ------------
OPERATING INCOME
  BEFORE INTEREST                                                      4.6          15.1             -              19.7

Interest expense                                                      13.0          40.2             3.7  (g)       74.4
                                                                                                    19.6  (h)
                                                                                                    (2.1) (k)
Intercompany interest                                                 86.5           -             (83.3) (i)        3.2
                                                             --------------  ------------  --------------    ------------

LOSS BEFORE INCOME TAXES                                             (94.9)        (25.1)           62.1           (57.9)

INCOME TAX EXPENSE (BENEFIT)                                         (32.2)          -              32.2  (j)         -
                                                             --------------  ------------  --------------    ------------
NET LOSS                                                      $      (62.7)   $    (25.1)   $       29.9      $    (57.9)
                                                             ==============  ============  ==============    ============


See accompanying notes to unaudited pro forma consolidated financial statements.

                               HECHINGER COMPANY
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

On September 25, 1997, BSQ Acqco purchased BSQ Newco (the "Initial Purchase"). On September 25, 1997, BSQ Acqco also acquired all of the outstanding shares of the Registrant. The Registrant's previously outstanding publicly-traded debt remained outstanding following the acquisition.

On September 26, 1997, Hechinger Investment Company, an indirect wholly-owned subsidiary of the Registrant ("Hechinger Investment Company"), purchased certain of the assets and business of BSQ Newco (the "Purchase"). The principal assets of BSQ Newco which were not acquired by Hechinger Investment Company included assets held for resale and property and equipment (under the Initial Purchase, the carrying value of these assets was reduced to zero as a result of the allocation of excess value over the purchase price). In addition, on September 26, 1997, Hechinger Investment Company entered into a sublease with BSQ Newco which covers substantially all of BSQ Newco's operating facilities, has a six-year term with two five-year option periods, and has rental payments which are consistent with the leases between BSQ Newco and the respective third parties. In addition, on the same date, Hechinger Investment Company entered into a lease with BSQ Newco for the BSQ Newco facilities which are owned by BSQ Newco. The term of the lease is six years with two five-year option periods.

The unaudited pro forma consolidated balance sheet included herein reflects the Registrant's balance sheet as of August 2, 1997, adjusted to include the acquired assets and liabilities of BSQ Newco as of the date of the Purchase as well as the amounts paid by Hechinger Investment Company to acquire such assets and liabilities of BSQ Newco (see Note 3 (a) below).

The unaudited pro forma consolidated statement of operations for the fiscal year ended February 1, 1997 includes the historical results of Builders Square, Inc. for the fiscal year ended January 26, 1997. The pro forma consolidated statement of operations for the 26 weeks ended August 2, 1997 includes the historical results of Builders Square, Inc. for the 26 weeks ended July 27, 1997. Certain stores operated by Builders Square, Inc., were not included in the Initial Purchase. The revenues and costs related to these stores have been eliminated in the unaudited pro forma results for the year ended February 1, 1997 and the 26 weeks ended August 2, 1997.


NOTE 2 - PURCHASE PRICE OF NET ASSETS ACQUIRED

The purchase price of the net assets acquired from BSQ Newco is subject to adjustment related to changes in working capital and final determination of fair values of the assets and liabilities. Based on the preliminary estimates of these amounts (as reflected in the unaudited consolidated pro forma balance sheet), the purchase price of the net assets is as follows :

  Cash consideration paid on closing               $243.0
  Amount due from BSQ Newco                         (25.7)
                                                   ------
                                                   $217.3
                                                   ======

The purchase price of the net assets is expected to be allocated as follows:

  Inventory                                        $ 561.7
  Other current assets                                31.2
  Liabilities assumed                               (375.6)
                                                   -------
                                                   $ 217.3
                                                   =======

                               HECHINGER COMPANY
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

NOTE 3 - PRO FORMA ADJUSTMENTS - THE PURCHASE

The following pro forma adjustments have been made to the unaudited pro forma consolidated financial information:

(a) Represents cash transferred from BSQ Acqco to Registrant. $39.7 of this amount represents contributed capital, $25.7 represents payment of the intercompany receivable described in note (f) and the remaining $47.6 represents an advance to the Registrant.

(b) Represents costs paid by the Registrant as a result of its purchase by BSQ Acqco. These amounts relate primarily to severance payments to former executives of the Registrant and other acquisition-related costs incurred by the Registrant.

(c) Pursuant to its acquisition, the Registrant decided to close certain facilities. This adjustment represents the transfer of the carrying value of these assets to assets held for sale and the reduction to fair value of those assets.

(d) Represents costs associated with acquiring the Credit Agreement, as defined and described in the Form 8-K filed on October 14, 1997, which were paid on behalf of the Registrant by BSQ Newco.

(e) Represents the write-off of debt issuance costs related to a line of credit which was required to be repaid as a result of the acquisition of the Registrant.

(f) Represents the preliminary purchase price for the assets and liabilities acquired in the Purchase. The Company initially borrowed $243 under the Credit Agreement (as defined and as described in the Form 8-K filed by the Company on October 14, 1997). This preliminary purchase price is subject to adjustment based on the final determination of fair values of the assets and liabilities acquired (the "Adjusted Purchase Price"). The initial amount paid exceeded the preliminary estimate of the Adjusted Purchase Price by $25.7. Therefore, this amount has been recorded as an intercompany receivable from Newco. As is noted above, the purchase price is subject to adjustment due to changes in working capital and final determination of fair values of the assets and liabilities acquired.

(g)      Reflects the amortization of the debt issuance costs described in note
         (d) above, which will be amortized over the debt term of 5 years.

(h) Reflects the increase in interest expense as a result of the initial borrowings under the Credit Agreement. The proceeds of the initial advances of $243.0 were the source of the cash used to pay for the assets purchased from BSQ Newco. The advances reflected as outstanding in the attached unaudited pro forma consolidated statement of operations is the expected Adjusted Purchase Price of $217.3. Interest expense is calculated using the initial interest rate on the Credit Agreement borrowing of 9% (the interest rate fluctuates based on prime, the base CD rate plus 1%, the Federal Funds rate plus .5%, or LIBOR plus 2.0%, in accordance with the Credit Agreement).

                               HECHINGER COMPANY
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                             (DOLLARS IN MILLIONS)

--------------------------------------------------------------------------------

(i) To reduce interest expense related to BSQ Newco's intercompany borrowing from Kmart, which was not acquired from Kmart in the Initial Purchase, to an amount based on the increase in the intercompany borrowing from Kmart by BSQ Newco during the period, and based on the interest rate on the Credit Agreement as described in note (h) above.

(j) Reflects the elimination of the tax benefit recorded in BSQ Newco's historical financial statements which would not be recognized in the pro forma Hechinger Company.

(k) Reflects the elimination of the amortization related to the debt issuance costs described in note (e) above.


The accompanying unaudited pro forma consolidated statements of operations do not reflect any reductions in general and administrative and other operating expenses, primarily relating to duplicate personnel and facilities, which are not expected to recur. The registrant intends to take advantage of operational synergies and eliminate these duplicate areas; however, no assurances can be given that the businesses will be successfully integrated or that operational synergies will be achieved to the extent expected by management, if at all, or that the expected cost savings will be achieved.

In addition to the transaction costs reflected herein, the Registrant expects to report an additional loss for the period from August 3, 1997 through September 27, 1997, primarily as a result of losses from operations during that period and an accrual for estimated carrying costs of stores previously closed by the Company. As a result, the Company expects that total stockholders' equity prior to the closing of this transaction and as of September 27, 1997 will be reduced substantially from the amount shown in the accompanying pro forma consolidated balance sheet as of August 2, 1997.





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                                   SIGNATURES

--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  December 17, 1997        HECHINGER COMPANY
                                ----------------
                                Registrant




                                /S/ HAROLD R. HALL
                                ------------------
                                Harold R. Hall
                                Executive Vice President and Chief
                                  Financial Officer
                                (Principal Financial Officer)




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